UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2011

AXCAN INTERMEDIATE HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-153896	74-3249870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Inverness Center Parkway

Suite 310

Birmingham, AL 35242

(Address of Principal Executive Offices, Including Zip Code)

(205) 991-8085

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the consummation of the previously announced acquisition of Eurand N.V. (“Eurand”), a Dutch public limited liability company (such acquisition, together with the related transactions, the “Transactions”), on February 11, 2011 (the “Closing Date”), Axcan Intermediate Holdings Inc. (the “Company” or “Axcan”) entered into an amended and restated credit agreement and related security and other agreements for (i) a senior secured revolving credit facility in an aggregate principal amount of $147 million (the “Senior Secured Revolving Credit Facility”) and (ii) a $750 million senior secured term loan facility (the “Senior Secured Term Loan Facility” and, together with the Senior Secured Revolving Credit Facility, collectively, the “Amended and Restated Senior Secured Credit Facilities”), with Bank of America, N.A., as administrative and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, HSBC Securities (USA) Inc. and Barclays Capital, each as joint lead arranger and joint bookrunner, RBC Capital Markets, LLC, as syndication agent, Barclays Bank PLC and HSBC Bank USA, N.A., as co-documentation agents , and National Bank of Canada, as senior managing agent. A portion of the Senior Secured Term Loan Facility was borrowed by Axcan US Partnership 1 LP.

The Company borrowed $500 million in aggregate principal amount of the amount available under the Senior Secured Term Loan Facility at the closing of the Transactions, and the Senior Secured Revolving Credit Facility remained undrawn at the closing of the Transactions. The Senior Secured Revolving Credit Facility includes a sub-facility for letters of credit and a sub-facility for borrowings on same-day notice. It is expected that $250 million in aggregate principal amount of the Senior Secured Term Loan Facility will be available to be drawn on or about March 14, 2011 to redeem or discharge Axcan’s existing 9.25% senior secured notes due 2015 (the “Existing Secured Notes”).

The Amended and Restated Senior Secured Credit Facilities provide that the Company has the right at any time to increase the revolving commitments or enter into additional term loans subject to certain conditions and limitations, including compliance with certain financial ratio covenants, including that the senior secured leverage ratio shall not exceed 3.5:1 on a pro forma basis. The lenders under the Amended and Restated Senior Secured Credit Facilities are not under any obligation to provide any such additional loans or commitments.

Interest Rate and Fees

Borrowings under the Senior Secured Revolving Credit Facility will bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (1) a base rate determined by reference to the highest of (a) the prime rate of Bank of America, N.A., (b) the federal funds effective rate plus 1/2 of 1.00% and (c) the one-month LIBOR rate plus 1.00% or (2) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs. The initial applicable margins for borrowings with respect to the $115 million of existing revolving credit commitments extended or issued pursuant to the Senior Secured Revolving Credit Facility (the “Extended Commitments”) under the Senior Secured Revolving Credit Facility are 3.50% with respect to base rate borrowings and 4.50% with respect to LIBOR borrowings, which rate may be reduced based on the Company’s achievement of certain specified leverage ratios. The applicable margins for loans in respect of the $32 million of existing revolving credit commitments that were not extended pursuant to the Senior Secured Revolving Credit Facility (the “Unextended Commitments”) will continue to be determined based on the Company’s leverage ratio from time to time, and are 2.50% with respect to base rate borrowings and 3.50% with respect to LIBOR borrowings as of the Closing Date. The Unextended Commitments are expected to be terminated.

In addition to paying interest on outstanding principal under the Senior Secured Revolving Credit Facility, the Company is required to pay a commitment fee to the lenders (a) in respect of the unutilized Extended Commitments thereunder at an initial rate equal to 0.75% per annum and (b) in respect of the unutilized Unextended Commitments thereunder at an initial rate equal to 0.50% per annum, in each case subject to reduction based on the Company’s achievement of certain specified ratios. There is no commitment fee payable on the delayed draw commitments under the Senior Secured Term Loan Facility. The Company also will pay customary letter of credit and agency fees, as applicable.

Borrowings under the Senior Secured Term Loan Facility will bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (1) a base rate determined by reference to the highest of (a) the prime rate of Bank of America, N.A., (b) the federal funds effective rate plus 1/2 of 1.00% and (c) the one-

month LIBOR rate plus 1.00% or (2) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margins for borrowings under the Senior Secured Term Loan Facility are 3.00% with respect to base rate borrowings and 4.00% with respect to LIBOR borrowings. In addition, the LIBOR rate and base rate for borrowings under the Senior Secured Term Loan Facility are subject to a floor of 150 basis points and 250 basis points, respectively. In connection with the Amended and Restated Senior Secured Credit Facilities, the Company may enter into a series of interest swap agreements to fix the interest rates on a portion of the borrowings under the Senior Secured Term Loan Facility.

Mandatory Repayments

The Senior Secured Term Loan Facility requires the Company to prepay outstanding term loans, subject to certain exceptions, with: (1) 100% of the net cash proceeds of any incurrence of debt other than debt permitted under the Amended and Restated Senior Secured Credit Facilities, (2) commencing with the first fiscal year ended after the Closing Date, 50% (which percentage will be reduced if the Company’s senior secured leverage ratio is less than certain specified ratios) of the Company’s annual excess cash flow (as defined in the credit agreement governing the Senior Secured Term Loan Facility), and (3) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property (including casualty events) by the Company or by its subsidiaries, subject to reinvestment rights and certain other exceptions.

Voluntary Repayments

The Company may voluntarily prepay outstanding loans under the Senior Secured Revolving Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. The Company may voluntarily prepay outstanding loans under the Senior Secured Term Loan Facility at any time with a prepayment premium of 1.00% of the amount prepaid upon any such prepayment on or prior to the first anniversary of the closing date of the facility.

Final Maturity and Amortization

The principal amount of the outstanding loans under the Senior Secured Revolving Credit Facility will be due and payable (x) in respect of Extended Commitments on November 30, 2014, which is the date that is 91 days prior to the scheduled maturity date of the Existing Secured Notes, provided that the maturity of the Senior Secured Revolving Credit Facility shall be automatically extended to the fifth anniversary of the Closing Date if $50.0 million or less in aggregate principal amount of the Existing Secured Notes is outstanding on such date, in each case with respect to commitments which are extended and (y) in respect of Unextended Commitments, February 25, 2014.

The principal amount of the Senior Secured Term Loan Facility amortizes in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the Senior Secured Term Loan Facility. The principal amount outstanding of the loans under the new Senior Secured Term Loan Facility will be due and payable on the sixth anniversary of the Closing Date.

Guarantees and Security

All obligations under the Amended and Restated Senior Secured Credit Facilities will continue to be unconditionally guaranteed jointly and severally on a senior basis by the Company’s direct parent, Axcan MidCo Inc., and each of the Company’s existing and certain of its subsequently acquired or organized direct or indirect wholly-owned domestic subsidiaries and certain wholly-owned foreign subsidiaries (in each case with certain agreed-upon exceptions) (collectively, the “Subsidiary Guarantors”).

All obligations under the Amended and Restated Senior Secured Credit Facilities, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s parent and the Subsidiary Guarantors, including:

•

a first-priority pledge of 100% of the Company’s capital stock and certain of the capital stock held by the Company or any Subsidiary Guarantor (which pledge, in the case of any foreign subsidiary (with certain agreed-upon exceptions) or of any U.S. subsidiary that holds capital stock of a foreign subsidiary and is a disregarded entity for U.S. federal income tax purposes, is limited to 65% of the voting stock of such subsidiary), in each case excluding any interests in joint ventures to the extent such a pledge would violate the governing documents thereof; and

•

a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of the Company, the Company’s parent and each Subsidiary Guarantor (subject to certain exceptions).

Certain Covenants and Events of Default

The Senior Secured Revolving Credit Facility contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or other indebtedness;

•	make investments, loans, advances and acquisitions;

•	create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries;

•	engage in transactions with the Company’s affiliates;

•	sell assets, including capital stock of the Company’s subsidiaries;

•	consolidate or merge; and

•	create liens.

In addition, solely with respect to the Senior Secured Revolving Credit Facility, the credit agreement requires the Company to comply with certain financial ratio maintenance covenants with respect to total leverage and interest coverage.

The credit agreement governing the Amended and Restated Senior Secured Credit Facilities also contains certain customary affirmative covenants and events of default.

The foregoing description is qualified in its entirety by reference to the text of the credit agreement governing the Amended and Restated Senior Secured Credit Facilities, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the previously announced tender offer (the “Offer”) for the issued and outstanding ordinary shares of Eurand at a purchase price of $12.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Per Share Offer Price”), in accordance with the terms of the tender offer statement on Schedule TO, filed by Axcan Pharma Holding B.V. a wholly-owned indirect subsidiary of the Company (“AcquisitionCo”), and Axcan Holdings Inc., the Company’s indirect parent company, with the U.S. Securities and Exchange Commission (the “SEC”) on December 21, 2010, as amended. The Offer was made pursuant to the Share Purchase Agreement, dated as of November 30, 2010, by and among Axcan Holdings Inc., AcquisitionCo and Eurand, as amended.

The Offer expired at 12:01 a.m., New York City time, on the Closing Date. As of the expiration of the Offer, according to the depositary, American Stock Transfer & Trust Company, LLC, 45,942,742 ordinary shares of Eurand, or approximately 95.6% of the ordinary shares of Eurand outstanding, were validly tendered and not withdrawn. Additional ordinary shares of Eurand of 1,671,670 are guaranteed to be delivered within two NASDAQ Global Market trading days, which, if added to the tendered ordinary shares, would represent approximately 99.1% of the ordinary shares of Eurand outstanding. AcquisitionCo accepted for payment all of the ordinary shares that were validly tendered and not withdrawn and expects to make payment promptly in accordance with the terms of the Offer. Payment will also be made promptly for ordinary shares tendered in satisfaction of guaranteed delivery procedures.

In addition, on the Closing Date, AcquisitionCo acquired from Eurand substantially all of Eurand’s assets, including the capital stock of Eurand’s direct and indirect U.S. and foreign subsidiaries, in exchange for a seller note in an amount equal to the product of the number of all outstanding Eurand shares at the closing of the Offer multiplied by the Per Share Offer Price, and transferred the capital stock of former Eurand U.S. subsidiaries to the Company.

AcquisitionCo has provided for a subsequent offering period (the “Subsequent Offering Period”) to give Eurand shareholders who have not yet tendered their shares the opportunity to do so. The Subsequent Offering Period is scheduled to expire on February 28, 2011, at 12:01 a.m., New York City time. AcquisitionCo will immediately accept for payment and promptly pay for any ordinary shares of Eurand tendered during the Subsequent Offering Period at the Per Share Offer Price, subject to and in compliance with the requirements of Rule 14d-11(e) under the Securities Exchange Act of 1934, as amended.

Upon the expiration of the Subsequent Offering Period, AcquisitionCo plans to repay the seller note in an amount (the “Remaining Shareholder Cash”) equal to the number of outstanding Eurand Shares that remain untendered following the expiration of the Subsequent Offering Period multiplied by the Per Share Offer Price. Thereafter, Eurand will hold no assets other than the Remaining Shareholder Cash and the seller note. Eurand will then be dissolved, and the Remaining Shareholder Cash will be distributed to the Eurand shareholders who have not tendered their shares pursuant to the Offer or during the Subsequent Offering Period. The seller note will be distributed to AcquisitionCo as part of the dissolution of Eurand and then cancelled. As a result of its dissolution and liquidation, Eurand will cease to be publicly traded on the NASDAQ Global Market.

The Transactions (including the payment of the purchase price for Eurand shares and repayment of certain outstanding indebtedness of Axcan and Eurand) and the related fees and expenses were financed through an equity contribution of approximately $140 million by funds affiliated with TPG Capital, L.P. and certain co-investors, $500 million in aggregate principal amount of borrowings under the Senior Secured Term Loan Facility and approximately $129 million of cash on hand of Axcan and Eurand.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference herein.

Item 8.01	Other Events.

On February 11, 2011, in accordance with the provisions of the Indenture, dated as of February 25, 2008, by and between the Company and The Bank of New York Mellon (as successor to The Bank of New York) (the “Trustee”), the Company notified the Trustee that it would be exercising its right to redeem all of the issued and outstanding aggregate principal amount of $228 million of the Existing Secured Notes on March 14, 2011 (the “Redemption Date”), at a redemption price equal to $1,069.38 per $1,000 principal amount of the Existing Secured Notes, plus accrued and unpaid interest, if any, to the Redemption Date, and instructed the Trustee to provide a notice of redemption to Cede & Co., as the registered holder of the Existing Secured Notes. The Company expects to fund the redemption of the Existing Secured Notes with $250 million in aggregate principal amount of the Senior Secured Term Loan Facility.

On February 11, 2011, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited historical consolidated financial statements of Eurand for each of the years in the three-year period ended December 31, 2009 and as of December 31, 2008 and 2009 are incorporated by reference into Eurand’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed with the SEC on March 17, 2010.

The unaudited historical condensed consolidated financial statements of Eurand for the nine months ended September 30, 2009 and 2010 and as of September 30, 2009 and 2010 are incorporated by reference into Eurand’s Report on Form 6-K filed with the SEC on November 5, 2010.

(b) Pro Forma Financial Statements.

The pro forma financial statements required by this item are not being filed herewith, but will be filed by an amendment to this report no later than 71 days after the date on which this report is required to be filed.

(d) Exhibits.

No.	Description

10.1	Credit Agreement, dated as of February 25, 2008, by and among Axcan, Axcan US Partnership 1 LP, Axcan Midco Inc., Bank of America, N.A. and the other lenders party thereto, as amended, including by that certain Amendment and Restatement Agreement, dated as of February 11, 2011, by and among Axcan, the guarantors and the other parties thereto.

99.1	Press Release dated February 11, 2011.

99.2	Audited Consolidated Financial Statements of Eurand for Each of the Years in the Three-Year Period Ended December 31, 2009 and as of December 31, 2008 and 2009 (incorporated by reference into Eurand’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed with the SEC on March 17, 2010).

99.3	Unaudited Historical Condensed Consolidated Financial Statements of Eurand for the Nine Months Ended September 30, 2009 and 2010 and as of September 30, 2009 and 2010 (incorporated by reference into Eurand’s Report on Form 6-K filed with the SEC on November 5, 2010).

Important Information

This report is neither an offer to purchase nor a solicitation of an offer to sell securities. Investors and Eurand shareholders are strongly advised to carefully read the tender offer statement on Schedule TO (including the offer to purchase, letter of transmittal and other offer documents) and all amendments thereto filed by Axcan with the SEC and the related solicitation/recommendation statement on Schedule 14D-9 and all amendments thereto filed by Eurand with the SEC before any decision is made with respect to the tender offer because they will contain important information. The offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, have been made available to all shareholders of Eurand at no expense to them from Axcan by directing a request to the information agent for the tender offer, Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022; Banks and Brokerage Firms, Please Call: (212) 297 0720; Stockholders and All Others, Call Toll-Free: (855) 208 8901; E-mail: info@okapipartners.com.

Forward-Looking Statements

This report contains forward looking statements. Forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. The words “expects”, “potentially”, “anticipates”, “could”, “calls for” and similar expressions also identify forward-looking statements. These statements are based upon the Company’s current expectations and are subject to risks and uncertainties which could cause actual results and developments to differ materially from those expressed or implied in such statements. Factors that could affect actual results and developments include the ability of the Company to achieve synergies and other anticipated benefits following completion of the proposed Transactions, the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings, the successful preparation and implementation of an effective integration plan, and any other risks set forth in the the respective filings of Axcan and Eurand with the SEC, including Eurand’s annual report on Form 20-F and periodic reports on Form 6-K and the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the Schedule TO and Schedule 14D-9, in each case together with all amendments thereto. Investors should evaluate any statement in light of these important factors. Forward-looking statements contained in this report are made as of this date, and, other than as required by applicable law, the parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Actual events could differ materially from those anticipated in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCAN INTERMEDIATE HOLDINGS INC.

Date: February 11, 2011	By:	/s/ Steve Gannon
Steve Gannon
Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description

10.1	Credit Agreement, dated as of February 25, 2008, by and among Axcan, Axcan US Partnership 1 LP, Axcan Midco Inc., Bank of America, N.A. and the other lenders party thereto, as amended, including by that certain Amendment and Restatement Agreement, dated as of February 11, 2011, by and among Axcan, the guarantors and the other parties thereto.

99.1	Press Release dated February 11, 2011.

99.2	Audited Consolidated Financial Statements of Eurand for Each of the Years in the Three-Year Period Ended December 31, 2009 and as of December 31, 2008 and 2009 (incorporated by reference into Eurand’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed with the SEC on March 17, 2010).

99.3	Unaudited Historical Condensed Consolidated Financial Statements of Eurand for the Nine Months Ended September 30, 2009 and 2010 and as of September 30, 2009 and 2010 (incorporated by reference into Eurand’s Report on Form 6-K filed with the SEC on November 5, 2010).